Exhibit 99.1

For release: February 27, 2025

Contact: Brian F. Kidd, SVP/CFO

Phone: (615) 890-2020

NHC Reports 2024 Year End Earnings

MURFREESBORO, Tenn. -- National HealthCare Corporation (NYSE American: NHC), the nation's oldest publicly traded senior health care company, announced today net operating revenues and grant income for the year ended December 31, 2024 totaled $1,307,382,000 compared to $1,141,544,000 for the year ended December 31, 2023, an increase of 14.5%. The increase in net operating revenues for the 2024 year compared to the 2023 year was due to a 9.4% increase in same-facility net operating revenues, as well as the August 1, 2024 acquisition of White Oak Manor (“White Oak”). The White Oak operations consist of 22 healthcare operations, which includes 15 skilled nursing facilities, two assisted living facilities, four independent living facilities, and a long-term care pharmacy.

For the year ended December 31, 2024, the reported GAAP net income attributable to NHC was $101,927,000 compared to $66,798,000 for the 2023 year. Excluding the unrealized gains in our marketable equity securities portfolio and other non-GAAP adjustments, adjusted net income for the year ended December 31, 2024 was $76,862,000 compared to $54,934,000 for the 2023 year (*), an increase of 39.9%. GAAP diluted earnings per share were $6.53 and $4.34 for the years ended December 31, 2024 and 2023, respectively. Adjusted diluted earnings per share were $4.93 and $3.55 for the years ended December 31, 2024 and 2023, respectively (*).

For the quarter ended December 31, 2024, the reported GAAP net income attributable to NHC was $6,081,000 compared to $28,406,000 for the same period in 2023. Excluding the unrealized gains or losses in our marketable equity securities portfolio and other non-GAAP adjustments, adjusted net income for the quarter ended December 31, 2024 was $25,954,000 compared to $15,955,000 for the same period in 2023, an increase of 62.7% (*). The GAAP diluted earnings per share were $0.39 and $1.83 for the quarters ended December 31, 2024 and 2023, respectively. Adjusted diluted earnings per share were $1.66 and $1.03 for the quarters ended December 31, 2024 and 2023, respectively (*).

(*) - See the tables below that provide a reconciliation of GAAP to non-GAAP items.

About NHC

NHC affiliates operate for themselves and third parties 80 skilled nursing facilities with 10,341 beds. NHC affiliates also operate 26 assisted living communities with 1,413 units, nine independent living communities with 777 units, three behavioral health hospitals, 34 homecare agencies, and 33 hospice agencies. NHC’s other services include Alzheimer’s and memory care units, pharmacy services, a rehabilitation services company, and providing management and accounting services to third party post-acute operators. Other information about the company can be found on our web site at www.nhccare.com.

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company’s operations and measure the Company’s performance more consistently across periods. Therefore, the Company believes this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. The risks and uncertainties are detailed from time to time in reports filed by NHC with the S.E.C., including Forms 8-K, 10-Q, and 10-K. All forward-looking statements represent NHC’s best judgment as of the date of this release.

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Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended		Years Ended
	December 31		December 31
	2024	2023	2024	2023
Revenues and grant income:
Net patient revenues	$357,344	$282,997	$1,251,759	$1,087,614
Other revenues	12,006	17,917	46,178	53,930
Government stimulus income	-	-	9,445	-
Net operating revenues and grant income	369,350	300,914	1,307,382	1,141,544

Costs and expenses:
Salaries, wages and benefits	234,321	186,562	810,930	712,344
Other operating	83,298	70,970	321,390	288,183
Facility rent	11,378	11,438	43,182	41,525
Depreciation and amortization	11,442	11,768	41,985	42,034
Interest	2,347	56	4,135	324
Total costs and expenses	342,786	280,794	1,221,622	1,084,410

Income from operations	26,564	20,120	85,760	57,134

Non-operating income	4,825	4,544	19,690	16,660
Unrealized gains/(losses) on marketable equity securities	(25,332)	12,001	30,958	14,944

Income before income taxes	6,057	36,665	136,408	88,738
Income tax provision	(28)	(8,700)	(34,322)	(23,450)
Net income	6,029	27,965	102,086	65,288

Net (income)/loss attributable to noncontrolling interest	52	441	(159)	1,510

Net income attributable to National HealthCare Corporation	$6,081	$28,406	$101,927	$66,798

Net income per common share
Basic	$0.39	$1.86	$6.62	$4.36
Diluted	$0.39	$1.83	$6.53	$4.34

Weighted average common shares outstanding
Basic	15,420,658	15,306,253	15,393,782	15,310,142
Diluted	15,665,025	15,486,573	15,598,528	15,377,343

Dividends declared per common share	$0.61	$0.59	$2.42	$2.34

Balance Sheet Data

(in thousands)

	December 31	December 31
	2024	2023

Cash, cash equivalents and marketable securities	$216,185	$223,620
Restricted cash, cash equivalents and marketable securities	163,795	167,971
Current assets	424,408	406,235
Property and equipment, net	684,289	493,329
Total assets	1,524,429	1,310,796
Current liabilities, excluding long-term debt due within one year	227,297	214,476
Current and long-term debt	137,000	-
NHC stockholders' equity	980,161	908,752

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Selected Operating Statistics

	Three Months Ended			Years Ended
	December 31			December 31
	2024	2023		2024		2023
Skilled Nursing Per Diems:
Medicare	$607.67	$579.84		$586.76		$559.07
Managed Care	490.41	478.51		468.23		464.89
Medicaid	279.02	268.58		275.78		253.95
Private Pay and Other	321.12	290.85		316.80		282.14

Average Skilled Nursing Per Diem	$350.72	$337.57	(1)	$346.46	(1)	$324.53	(1)

Skilled Nursing Patient Days:
Medicare	84,809	79,025		320,524		318,253
Managed Care	76,996	62,031		276,019		242,023
Medicaid	374,755	288,538		1,281,020		1,140,612
Private Pay and Other	191,926	170,916		677,449		663,195

Total Skilled Nursing Patient Days	728,486	600,510	(1)	2,555,012	(1)	2,364,083	(1)

(1) NHC exited three skilled nursing facilities in Missouri on March 1, 2024. For the first quarter of 2024, the exited Missouri skilled nursing facilities had an average skilled nursing per diem of $259.56 and 20,267 patient days. For the three months ended December 31, 2023, the exited Missouri skilled nursing facilities had an average skilled nursing per diem of $253.84 and 31,761 patient days. For the year ended December 31, 2023, the exited Missouri skilled nursing facilities had an average skilled nursing per diem of $249.85 and 126,791 patient days.

The tables below provide reconciliations of GAAP to non-GAAP items (in thousands, except per share amounts):

	Three Months Ended		Years Ended
	December 31		December 31
	2024	2023	2024	2023

Net income attributable to National Healthcare Corporation	$6,081	$28,406	$101,927	$66,798
Non-GAAP adjustments
Unrealized (gains)/losses on marketable equity securities	25,332	(12,001)	(30,958)	(14,944)
Gain on sale of property and equipment	-	(6,230)	-	(6,230)
Gain on sale of unconsolidated company	-	-	(1,024)	-
Operating results for newly opened operations not at full capacity (2)	(10)	742	130	2,359
Stock-based compensation expense	1,098	663	4,160	2,782
Acquisition-related expenses (3)	435	-	3,266	-
Employee retention credit	-	-	(9,445)	-
Income tax provision on non-GAAP adjustments	(6,982)	4,375	8,806	4,169
Non-GAAP Net income	$25,954	$15,955	$76,862	$54,934

GAAP diluted earnings per share	$0.39	$1.83	$6.53	$4.34
Non-GAAP adjustments
Unrealized (gains)/losses on marketable equity securities	1.20	(0.57)	(1.47)	(0.72)
Gain on sale of property and equipment	-	(0.30)	-	(0.30)
Gain on sale of unconsolidated company	-	-	(0.05)	-
Operating results for newly opened operations not at full capacity (2)	-	0.04	0.01	0.10
Stock-based compensation expense	0.05	0.03	0.20	0.13
Acquisition-related expenses (3)	0.02	-	0.16	-
Employee retention credit	-	-	(0.45)	-
Non-GAAP diluted earnings per share	$1.66	$1.03	$4.93	$3.55

(2) The operating results for newly opened facilities or agencies not at full capacity include healthcare operations that are still considered in the start-up phase, which are two hospice agencies for the fourth quarter and year ended December 31, 3024. For the fourth quarter and year ended December 31, 2023, included are two behavioral health hospitals, two homecare agencies, and two hospice agencies.

(3) Represents expenses incurred to acquire the White Oak operations that are not capitalizable.

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